Exhibit 10.34

GUARANTEE
of
GMAC COMMERCIAL HOLDING CORP.

GMACCM ASSET-BACKED NO. 2 LIMITED (the “Borrower”), IXIS CORPORATE & INVESTMENT BANK, LONDON BRANCH in its capacity as Original Lender (in that capacity, the “Original Lender”) and as agent for the Lenders (in that capacity, the “Agent”) and THE BANK OF NEW YORK in its capacity as Security Trustee (the “Security Trustee”) are, party, amongst others, to that certain revolving credit agreement dated on or following 31 May 2005 (as amended from time to time, the “Revolving Credit Agreement”). To induce the Agent, the Original Lender, the Security Trustee and the other Finance Parties (as defined in the Revolving Credit Agreement) to enter into die Finance Documents, as amended from time to time, (as defined in the Revolving Credit Agreement), GMAC Commercial Holding Corp., a Nevada corporation, (the “Guarantor”) hereby unconditionally and irrevocably guarantees to each Finance Party all monetary obligations (the “Obligations”) of the Borrower, the Swap Counterparty, the Servicer and the Special Servicer (together the “Guaranteed Parties” and each a “Guaranteed Party”) pursuant to the Finance Documents (as applicable). The Guarantor also guarantees to each Finance Party the payment of any court costs and reasonable attorneys’ fees each Finance Party may incur in attempting to collect said Obligations from the Guarantor or protect, enforce or attempt to enforce this Guarantee.

The Security Trustee on behalf of the Finance Parties may make one or more demands from time to time under this Guarantee by written notice to the Guarantor at 200 Winner Road, Horsham, PA 19044, USA, Attention: Chief Financial Officer (copy to the General Counsel at the same address) such notice to specify (a) the nature of the non-performance of an Obligation giving rise to such demand, (b) the amount and currency of such demand, and (c) the account to which such amount should be paid. All sums that the Guarantor shall be bound to pay hereunder shall be paid by wire transfer of immediately available funds in the currency and to the account of the Security Trustee for disbursement to the Finance Parties specified in such notice within 2 Business Days after the Guarantor’s receipt of such demand. Each notice of demand shall be accompanied by an U.S. Internal Revenue Service Form W-8 or a successor form (or by other appropriate certification prescribed by U.S. Treasury regulations) (collectively, the “Required Tax Form”) duly completed by the relevant Finance Parties establishing eligibility for a complete exemption from U.S. withholding taxes in respect of payments to be made by the Guarantor hereunder, except to the extent of any U.S. withholding taxes imposed as a result of a change in law, regulation or applicable tax treaty following the date hereof.

This Guarantee shall be continuing and irrevocable until each Guaranteed Party has performed all of its Obligations, at which time this Guarantee shall automatically terminate and expire.

This is a guarantee of payment and not of collectibility. The Guarantor declares that the Guarantor shall not be released from its obligation hereunder by any extension of time for the payment of such Obligations, by any modification of the terms of such Obligations or by any forbearance whatsoever as to time, performance or otherwise.

The Guarantor hereby waives notice of any loan or advance subject to this Guarantee, notice of acceptance of this Guarantee, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Guaranteed Party, any right to require a proceeding first against any Guaranteed Party or any collateral securing the Obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged, except by complete performance of the obligations contained in this Guarantee. No invalidity, irregularity or unenforceability of the Obligations shall affect, impair or be a defense to this Guarantee.

The Guarantor represents and warrants that it is giving this Guarantee in connection only with its corporate relationship with the Guaranteed Parties and not as part of any guarantee, surety or insurance business and has not received and will not receive any fee, other consideration or security in return for the issuance of this Guarantee.

This Guarantee is unsecured and ranks pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

All payments and distributions made hereunder by one party (a “payor”) to another party (a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes or any other taxes, fees, duties or withholdings or other charges of any nature whatsoever imposed by any taxing authority (“Taxes”). In the event that any withholding or deduction from any payment made by a payor hereunder is required in respect of any Taxes, then such payor shall (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the recipient an official receipt or other documentation satisfactory to the recipient evidencing such payment to such authority; and (c) if such withholding or deduction is required as the result of any change in law or any change in interpretation thereof occurring after the date hereof, and except in respect of withholding taxes required by virtue of the Agent’s failure to deliver the Required Tax Form prior to the Guarantor’s payment of any demand made pursuant hereto, pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE, AND HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE,

WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS GUARANTEE. THE GUARANTOR SHALL AT ALL TIMES MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK CITY.

IN WITNESS WHEREOF, GMAC COMMERCIAL HOLDING CORP. has caused this Guarantee to be duly executed this        day of May, 2005.

GMAC COMMERCIAL HOLDING CORP.

By:	/s/ John F. Weaver
	Name:	John F. Weaver
	Title:	Executive Vice President